EXHIBIT 1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72672) of Chevron Corporation of our report, dated July 10, 2006, relating to the financial statements of the Unocal Savings Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Los Angeles, California
July 11, 2006